Exhibit 99.1

Perpetual Preferred Placement Terms
Offering	•	$25 billion liquidation preference perpetual preferred stock

Investor	•	United States Department of the Treasury

Regulatory Treatment	•	Tier 1 capital

Accounting Treatment	•	Recorded in stockholders’ equity

Ranking	•	Pari passu with all other series of outstanding preferred stock

Dividends	•	5.00% per annum for first five years, 9.00% per annum thereafter
	•	Cumulative, payable quarterly
	•	Dividends are not tax-deductible

Maturity	•	Perpetual

Call Protection	•	Non-callable prior to 3rd anniversary other than with proceeds from issuance of Tier 1-qualifying perpetual preferred or common stock of at least $6.25 billion

Impact on Previously Issued	•	None
Convertible Securities

Warrant Placement Terms
Offering	•	Warrant to purchase Citi common stock

Investor	•	United States Department of the Treasury

Regulatory Treatment	•	Tier 1 capital

Accounting Treatment	•	Recorded in stockholders’ equity
	•	Impact to EPS calculated under the Treasury Stock Method

Number of Underlying Shares	•	Initially 210,084,034
	•	Would be reduced by half if Citi raises an additional $25 billion through the issuance of Tier 1-qualifying perpetual preferred or common stock securities by December 31, 2009

Strike Price	•	$17.85 (average of the closing prices of Citi common stock for the 20 trading days ending on October 10th)

Exercise Type and Expiration	•	American exercise (anytime during the life of the warrant)
	•	Physical or net share settlement at Investor’s option
	•	Expiration date is October 28, 2018

Impact on Previously Issued Convertible Securities	•	Issuance of the warrant, together with the issuance of common stock in April 2008, will result in a reduction of the conversion price of the privately placed convertible securities
	•	Further details will be set forth in our Form 10-Q for the third quarter

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